                                                                   EXHIBIT 10.19

                             AMENDED AND RESTATED

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 14, 2000, between GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company"), and JAMES M. BLANCHARD (the "Executive"), an individual resident of the State of Georgia.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Company has employed Executive as President and Chief Operating Officer since October, 1999 and wishes to continue to employ Executive in the capacity of President but not as Chief Operating Officer, and Executive wishes to serve in such position, on the terms and conditions set forth herein;

     WHEREAS, the Company and Executive previously entered into an Executive Employment Agreement, dated as of December 1, 1999 (the "Old Agreement");

     WHEREAS, the Company and Executive acknowledge that the Old Agreement did not accurately reflect the intent of the parties with respect to certain agreements set forth therein;

     WHEREAS, the Company and Executive now desire to enter into this Agreement which serves to amend, restate, supersede and replace the Old Agreement to reflect the actual intent of the parties;

     WHEREAS, Company desires to assure the continued services of Executive on behalf of Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Company;

     WHEREAS, the Company recognizes that when faced with a proposal for a change of control of the Company, Executive will have a significant role in helping the Company's Board of Directors (the "Board") assess the options and advising the Board on what is in the best interests of the Company and its stockholders, and it is necessary for Executive to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

     WHEREAS, Company desires reasonable protection of its confidential business and customer information which it has developed at substantial expense and assurance that Executive will not compete with Company for a reasonable period of time after termination of his employment with Company, except as otherwise provided herein:

     WHEREAS, Company desires to provide fair and reasonable benefits to Executive on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, prior to his election as President and Chief Operating Officer of Company, and since June, 1999, Executive served as a consultant and executive officer of New Millenium
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Multimedia, Inc., a Georgia corporation and, since September 28, 1999, a wholly-
owned subsidiary of the Company ("NM");

     WHEREAS, in connection with the services rendered by Executive to NM, and as an inducement to Executive to become employed by NM, Executive was promised the award of shares of NM and, following the merger of a wholly-owned subsidiary of the Company with and into NM, shares of the common stock, no par value, of the Company (the "Common Stock"); and

     WHEREAS, the Company desires to preserve the economic benefit to Executive of such promises and agreements made by NM.

     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.  Term.  The term (the "Term") of this Agreement shall be effective as of
         ----
December 1, 1999 (the "Effective Date"), except with respect to those provisions herein that by their express terms become effective on the date hereof. Executive shall continue as a member of the Company's board of directors and as President of the Company for a period expiring on December 31, 2001 (the "Initial Term"); provided, however, the Term may be extended for an additional
                 --------  -------
one-year period (each an "Additional Term") on each anniversary of the Effective Date if both parties hereto agree to so extend the Agreement at least ninety
(90) days prior thereto; provided further, however, that the Term or an
                         ----------------  -------
Additional Term shall not expire prior to the expiration of twelve (12) months after the occurrence of a Change in Control (as hereinafter defined).

     2.  Employment and Duties.  The Executive shall serve as the President of
         ---------------------
the Company, reporting only to Chairman of the Board and Chief Executive Officer of the Company, and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer of the Company from and after the date hereof, provided such duties are consistent with the Executive's position as a senior executive of the Company. The Company shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position.

     3.  Salary.  For all services to be rendered by the Executive pursuant to
         ------
this Agreement, the Company hereby agrees to pay the Executive a base salary (the "Base Salary") at an annual rate of $180,000.00 per year during the first year of the Initial Term, payable in accordance with the Company's payroll practices in effect from time to time, and at a rate set by the Compensation Committee of the Company's board of directors for any Additional Term. Any increase in Base Salary or other compensation granted by the Compensation Committee of the Company's board of directors shall in no way limit or reduce any other obligation of the Company hereunder. Once established at an increased specified rate, the Base Salary hereunder shall not thereafter be reduced, and the term Base Salary used in this Agreement shall refer to the Base Salary as so increased.

     4.  Bonus and Special Stock Award.
         -----------------------------

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     4.1  In addition to his Base Salary, upon completion of the first year of the Initial Term, Executive shall receive a special bonus equal to $180,000.00, payable within ten days following the end of the Company's 2000 fiscal year if Executive achieves each of the performance objectives set forth in Exhibit A attached hereto. During the Initial Term, the bonus
                  ---------
     payments to Executive as set forth in this Section 4.1 shall be in lieu of his participation in any other incentive bonus programs that have been or may be established for other executive officers of the Company.
     Thereafter, in the discretion of the Company's board of directors, the Executive may be awarded for each calendar year during any subsequent Additional Term, an annual bonus (an "Annual Bonus") either pursuant to a bonus or incentive plan of the Company or otherwise on terms no less favorable than those awarded to other executive officers of the Company.

     4.2 In consideration of the Executive's past services to the Company and NM prior to the Effective Date, promptly following the execution and delivery of this Agreement, the Company shall issue to Executive 1,000,000 shares of Common Stock (the "Stock Grant"). The Stock Grant shall be valued at $0.40 per share for an aggregate value of $400,000, based on the Common Stock's per share value as of January 31, 2000, that being the date on which the Company most recently obtained an independent valuation of the Common Stock. The Company shall make a loan to Executive in an amount equal to $141,800 (the "Loan"), that being an amount sufficient to pay the income tax withholding payable with respect to the Stock Grant, calculated using a 28% Federal income tax rate, a 6% state income tax rate and the applicable Medicare tax. The loan shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Company to be executed and delivered by Executive to the Company as a condition to issuance of the Stock Grant (the "Note") and shall mature and be payable in full, subject to the provisions of Section 10.4 hereof, upon the earlier to occur of (i) termination of Executive's employment hereunder and (ii) December 31, 2000. In addition, as an inducement to the Executive to remain an employee of the Company, promptly following the execution and delivery of this Agreement, the Company shall grant to Executive 1,000,000 shares of Common Stock (the "Contingent Stock Grant"), which shares shall become vested automatically upon expiration of the Initial Term, unless Executive's employment with the Company is terminated for Cause (as defined below) or as a result of a voluntary resignation by Executive without Good Reason prior to expiration of the Initial Term in accordance with the provisions of this Agreement, in which case the Contingent Stock Grant shall be canceled and Executive shall have no claim or right with respect thereto. The Executive acknowledges and agrees that the Stock Grant and Contingent Stock Grant are in lieu of any other stock option or stock incentive plans or programs that may be granted or extended to other executive officers of the Company during the Initial Term.

     4.3  Investment.

          (1) Executive understands that no prospectus, offering circular or other offering statement containing information with respect to the Company and the Common Stock or with respect to the Company's business is being issued and has made his own inquiry and analysis with respect to the Company, the Common Stock, the

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               Company's business and other material factors affecting his investment in the Company Stock.

          (2) The Common Stock was not offered to Executive by means of publicly disseminated advertisements or sales literature, or as a part of a general solicitation, nor is he aware of any offers made to other persons by such means.

          (3) Executive acknowledges that he has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company, its business and the Common Stock so that as a reasonable investor, he has been able to make an informed decision to receive the Common Stock hereunder. In determining to proceed with this investment, Executive has relied solely on the results of his own independent investigation with respect to the Common Stock, the Company and upon the representations and statements of the Company set forth herein. Such representations and statements by the Company constitute the sole and exclusive representations, warranties, covenants and statements of the Company or any of its officers, directors, shareholders or other affiliates to Executive in connection with this investment, and Executive understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Separation Agreement are specifically disclaimed by the Company.

          (4) Executive understands that the Common Stock (a) is not being registered (or, with respect to state securities or Blue Sky laws, otherwise qualified for sale) under the Securities Act of 1933, as amended (the "Act"), or under the securities or Blue Sky laws and regulations of any state including, without limitation,
               Section 10-5-5 of the Georgia Securities Act of 1973, in reliance upon exemptions from registration, (b) will not be traded in any securities market, (c) will not be readily marketable, and (d) cannot be sold, transferred or otherwise disposed of unless subsequently registered under the Act and applicable state securities or Blue Sky laws or pursuant to an exemption from such registration which is available at the time of desired sale, and will bear a legend to that effect.

          (5) Executive is taking the Common Stock for his own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state. Executive is taking the Common Stock for his own account and not for the account of any other person or entity. No other person or entity will have any interest, beneficial or otherwise, in the Common Stock except for Executive. Executive is not obligated to transfer the Common Stock or any portion thereof to any other person or entity nor does Executive have any agreement or understanding to do so.

          (6) Executive is aware that the Company will be under no obligation to register the Common Stock, or any portion thereof, or to comply with any exemption available for the offer or sale of the Common Stock, or any portion thereof, without registration.

          (7) Executive acknowledges and agrees that he may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber (collectively, "Transfer") any of the Common Stock unless, prior to making any Transfer of any Common Stock (other than a Transfer to the Company), (a) he gives written notice to the Company describing the manner of such proposed disposition in reasonable detail and (b) he delivers to the Company an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of applicable state securities laws, the Act or the securities law of any other jurisdiction.

          (8) Executive confirms that he has been advised that he should rely on his own professional accounting, tax, legal and financial advisors with respect to an investment in the Company and the Common Stock, and obtain, to the extent Executive deems necessary, such professional advice with respect to the risks inherent in an investment in the Common Stock and the suitability of an investment in the Common Stock in light of his financial condition and investment needs. Executive further represents and warrants that he is an Accredited Investor as such term is defined in Regulation D under the Securities Act.

          (9) Executive shall indemnify and hold harmless the Company, its officers, directors and employees and any of its professional advisors, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation Executive has made herein, any breach of any of his representations or warranties made in this Section 4, or his failure to fulfill any of my covenants or agreements herein.

     5.  Benefits.  The Executive shall be entitled to all benefits and
         --------
conditions of employment provided by the Company to its executive officers, including, without limitation, insurance, participation in the Company's vacation policy, and participation in (except during the Initial terms as described in Section 4 hereof) any stock option or incentive compensation plans, pension, profit sharing or other retirement plans, subject (in each case) to the terms of such plans and any provisions, rules, regulations and laws applicable to such plans.

     6.  Reimbursement for Business Expenses.  The Executive shall be reimbursed
         -----------------------------------
for all reasonable out-of-pocket business expenses incurred by him in the direct performance of his duties during his employment with the Company pursuant to the terms of this Agreement and in accordance with the Company's policies in effect from time to time. All requests for reimbursement shall be substantiated by invoices and other pertinent data reasonably satisfactory to the Company.

     7.  Performance.  The Executive shall devote all of his working time and
         -----------
efforts to the business and affairs of the Company and to the diligent, faithful and competent performance of the duties and responsibilities assigned to him pursuant to this Agreement, except for vacations, weekends and holidays. Notwithstanding the foregoing, the Executive may render charitable, civic and outside board services so long as such services do not materially interfere with the Executive's ability to discharge his duties, including, without limitation, such outside services as the Executive is currently performing.

     8.  Non-Disclosure of Proprietary Information; Non-Competition; Non-
         ---------------------------------------------------------------
Solicitation.
------------

         8.1.  Confidential Information; Trade Secrets.  As used in this
               ---------------------------------------
     Agreement, the term "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the Company's business or the business of any entity affiliated with the Company, other than Trade Secrets (as defined below). "Confidential Information" shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a "trade secret" under applicable law. As used in this Agreement, the term "Trade Secrets" shall mean information or data of or about the Company or any entity affiliated with the Company, including, without limitation, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that
     (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and
     (ii) are subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.

          8.2. Non-Disclosure.  The Executive will be exposed to Trade Secrets
               --------------
     Confidential Information as a result of his employment by the Company as provided in this Agreement. The Executive acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company would be wrongful and would likely result in immediate and irreparable injury to the Company. In consideration of the Executive's right to employment (or continued employment) under the terms of this Agreement, except as appropriate in connection with the performance of his obligations under this Agreement, the Executive shall not, without the express prior written consent of an officer of the Company other than the Executive, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity (i) any Confidential Information during the Term of this Agreement and for a period of two (2) years after the final date of the Term of this Agreement; and (it) any Trade Secrets at any time (during or after the Term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. The Executive agrees to cooperate with any reasonable confidentiality requirements of the Company. The Executive shall immediately notify the Company or any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which the Executive becomes aware.

          8.3. Non-Competition.  The Executive shall not, either directly or
               ---------------
     indirectly, alone or in partnership, be connected or concerned with or participate in any other competing business or pursuit during any employment by the Company, except that the Executive may own up to three percent of the outstanding securities of a competing business the securities of which are registered with the Securities and Exchange Commission if such company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

          8.4. Non-Solicitation. For a period of one (1) year immediately
               ----------------
     following any termination of the Executive's employment, the Executive will not solicit, or participate in any solicitation of, the customers, suppliers, Executives or representatives of the Company (or any of its subsidiaries or affiliated companies) to breach any contract with the Company, terminate any relationship with the Company or leave the Company. For purposes of this Agreement, Customers shall be limited to actual customers or actively-sought prospective customers of the Company or any subsidiary or affiliate of the Company with whom the Executive has had substantial contact during thc Term of this Agreement.

     9.   Certain Definitions.
          -------------------

          9.1  Accrued Compensation.  For purposes of this Agreement, "Accrued
               --------------------
     Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, (iv) bonuses, including, without limitation, any Annual Bonus, and incentive compensation, and (v) all other amounts to which the Executive is entitled under any compensation plan of the Company at the times such payments are due.

          9.2  Base Amount. For purposes of this Agreement, "Base Amount" shall
               -----------
     mean the Executive's annual Base Salary at the highest rate in effect on, or at any time during the ninety (90) day period prior to, the Termination Date and shall include all amounts of the Executive's Base Salary that are deferred under any qualified and non-qualified Executive benefit plans of the Company or any other agreement or arrangement.

          9.3  Cause. For purposes of this Agreement, a termination of
               -----
     employment is for "Cause" if the Executive has been convicted of a felony or a felony prosecution has been brought against the Executive or if the termination is evidenced by a resolution adopted in good faith by a majority of the Company's board of directors that the Executive (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" (as hereinafter defined)) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that no
                                               --------  -------
     termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Company's board of directors (with the assistance of the Executive's counsel if the Executive so desires). Any termination of the Executive's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section 9.3.

          9.4  Change in Control.  For purposes of this Agreement, a "Change in
               -----------------
     Control" shall have occurred if:

               (1) a majority of the directors of the Company shall be persons other than persons: (A) for whose election proxies shall have been solicited by the Company's board of directors, or
                    (B) who are then serving as directors appointed by the Company's board of directors to fill vacancies on the board of directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

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

               (2) a majority of the outstanding voting power of the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person (other than the Company, a subsidiary of the Company, an affiliate of the Company or the Executive) or Group (as defined below), which Group does not include the Executive; or

               (3)  there shall have occurred:

                    (a) a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (a) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (b) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class or series);

                    (b) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities or other property;

                    (c) the sale or other disposition of all or substantially all or the assets of the Company (in one transaction or a series of transactions); or

                    (d)  the liquidation or dissolution of the Company;

          unless more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by the Executive or a Group that includes the Executive.

          9.5  Group. For purposes of this Agreement, "Group" shall mean any two
               -----
     or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

          9.6  Disability. For purposes or this Agreement, "Disability" shall
               ----------
     mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

          9.7  Good Reason. For purposes of this Agreement, "Good Reason" shall
               -----------
     mean a good faith determination by the Executive, in the Executive's reasonable judgment, that any one or more of the following events has occurred after the date hereof, without the Executive's express written consent:

               (1) the assignment to the Executive of any duties inconsistent with the Executive's position (including, without limitation, status, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the date hereof, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (2) a reduction by the Company in the Executive's Base Salary, as the same may be increased from time to time;

               (3) any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

               (4) the Company's requiring the Executive to be based anywhere other than within fifty (50) miles of the Executive's job location as of the date hereof, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the date hereof;

               (5) the taking of any action by the Company that would materially adversely affect the physical conditions existing in or under which the Executive performs his employment duties;

               (6) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy by the Company;

               (7) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
                    Section 9.3 hereof; or

               (8) any breach by the Company of any provision of this Agreement.

          The Executive's right to terminate his employment pursuant to this
     Section 9.7 shall not be affected by his incapacity due to physical or mental illness.

          9.8  Notice of Termination. For purposes of this Agreement, "Notice of
               ---------------------
     Termination" shall mean a written notice or termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          9.9  Termination Date. For purposes of this Agreement, "Termination
               ----------------
     Date" shall mean, in the case of the Executive's death, his date of death, in the case of the Executive's voluntary termination, the last day of employment, and in all other cases (other than in the case of a successor or an assignee, which is provided for in Section 12.1 hereof), the date specified in the Notice of Termination; provided, however, that if the
                                             --------  -------
     Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive; and provided further that in the case of Disability the
                        -------- -------
     Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days.

     10.  Benefits and Payments Upon Termination of Employment.
          ----------------------------------------------------

          10.1 Compensation and Benefits. If, during the term of this Agreement,
               -------------------------
the Executive's employment with the Company shall be terminated, the Executive shall be entitled to the following compensation and benefits in the following circumstances:

               (1) If the Executive's employment with the Company shall be terminated by the Company for Cause pursuant to Section 11.1 or by Executive pursuant to Section 11.3 hereof, then the Company shall pay to the Executive all Accrued Compensation and the Contingent Stock Grant and any other then non-vested restricted stock or stock options shall be canceled and any rights of Executive with respect thereto shall be terminated.

               (2) If the Executive's employment with the Company shall be terminated by the Company due to Disability or by reason of the Executive's death, then the Company shall pay to the Executive all Accrued Compensation and the restrictions on any outstanding incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options, warrants and stock appreciation rights granted to the Executive on or prior to the date of this Agreement shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such stock option, warrant or stock appreciation rights must be exercised following the Executive's termination of employment or provision of services to the Company, all such stock options, warrants and stock appreciation rights may be exercised at any time and from time to time until the one
                    (1) year anniversary of the Termination Date, and all performance units granted to the Executive shall become 100% vested.

               (3) If the Executive's employment with the Company shall be terminated (A) by the Company pursuant to Section 11.2 hereof or (B) by the Executive pursuant to Section 11.4 hereof, then the Executive shall be entitled to the following:

                    i) the Company shall pay the Executive all Accrued Compensation;

                    ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to one (1) times the Base Amount;

                    iii) for twelve (12) months or such longer period as may be provided by the terms of the appropriate program, practice or policy, the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally made available to the Company's executive officers at any time during the 90-day period prior to the Termination Date or at any time thereafter, provided
                                                                     --------
                         that the Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder;

                    iv) the restrictions on any outstanding incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options, warrants and stock appreciation rights granted to the Executive on or prior to the date of this Agreement shall become immediately exercisable and 100% vested and, notwithstanding anything to the contrary contained in the plan, agreement or other instrument relating to such stock option, warrant or stock appreciation rights with regard to the period of time within which such stock option, warrant or stock appreciation rights must be exercised following the Executive's termination of employment or provision of services to the Company, all such stock options, warrants and stock appreciation rights may be exercised at any time and from time to time until the one (1) year anniversary of the Termination Date, and all performance units granted to the Executive shall become 100% vested; and

                    v) the Company shall, at its sole expense as incurred, provide for a twelve (12) month period following the Termination Date the Executive with office space and secretarial assistance the same as or comparable to that provided to the Executive immediately prior to the Termination Date.

               (4) The amounts provided for in subsection 10.1(1) shall be payable to Executive in a lump-sum on the Termination Date. The amounts provided for in subsection 10.1(3) shall be payable to the Executive in substantially equal biweekly installments for a twelve (12) month period commencing on the Termination Date and otherwise in accordance with the Company's payroll practices in effect from time to time.

               (5) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in subsection 10.1(3)(iii).

          10.2 No Severance. The severance pay and benefits provided for in this
               ------------
Section 10 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

          10.3  Other Compensation and Benefit. The Executive's entitlement to
                ------------------------------
any other compensation or benefits shall be determined in accordance with the Company's Executive benefit plans and other applicable programs, policies and practices then in effect.

          10.4  Payment of Loan. If the Executive has not been terminated for
                ---------------
Cause or voluntarily resigned without Good Reason as of December 31, 2000, then the Company will forgive 50% of the principal and accrued interest then payable under the Note. Executive will be obligated to pay off the remaining 50% of principal and accrued interest then payable under the Note.

     11.  Termination.  The Executive's employment hereunder may be terminated
          -----------
without any breach of this Agreement only in accordance with this Section 11.

          11.1  Termination by the Company for Cause.  The Company may terminate
                ------------------------------------
     the Executive's employment at any time for Cause by providing to the Executive a Notice of Termination, whereupon the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          11.2  Termination by the Company without Cause.  The Company may
                ----------------------------------------
     terminate the Executive's employment at any time without Cause by providing to the Executive a Notice of Termination, whereupon the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          11.3  Termination by the Executive.  The Executive's employment may be
                ----------------------------
     terminated by the Executive at any time by providing the Company with notice of such termination and specifying in the notice the effective date of such termination, which shall not be less than one hundred twenty (120) days after giving such notice, whereupon the Executive's employment shall terminate on the date specified in such notice and the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof; provided, however, that following receipt of such notice, the
             --------  -------
     Company may specify, in its discretion, the date on which the Executive's employment shall terminate so long as the date so specified is not more than one hundred twenty (120) days after the date on which the Executive shall have given notice, in which case the Executive's employment shall terminate on the date so specified by the Company.

          11.4  Termination by the Executive for Good Reason following a Change
                ---------------------------------------------------------------
     of Control.  For a one (1) year period following a Change of Control, the
     ----------
     Executive's employment may be terminated by Executive for Good Reason at any time during such one (1) year period by providing the Company with a notice of such termination and specifying in the notice the effective date of such termination, whereupon the Executive's employment shall terminate on the date specified in such notice and the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          11.5  Termination Upon Disability.  The Company may terminate the
                ---------------------------
     Executive's employment upon the Disability of the Executive by providing to the

     Executive a Notice of Termination, whereupon the Executive shall be entitled to all of the benefits and payments provided for under Section 10 hereof.

          11.6 Death.  In the event of the Executive's death during his
               -----
     employment hereunder, the Executive's employment shall be automatically terminated, whereupon the Executive shall be entitled to all of the benefits and payments provided under Section 10 hereof.

     12.  Successors and Assigns.
          ----------------------

          12.1 Assumption and Agreement. This Agreement shall be binding upon
               ------------------------
and shall inure to the benefit of the Company, its successors and assigns, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assign, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment had been terminated pursuant to Section 11.2 hereof, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the Agreement, Company shall mean the Company as hereinbefore defined and any successor or assign that executes and delivers the agreement provided for in this Section 12.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          12.2 Rights of Executive. This Agreement and all rights of the
               -------------------
Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devise, legatee or other designee or, if there be no such designee, to the Executive's estate.

     13.  Injunctive Relief.  The Company and the Executive agree that damages
          -----------------
are an inadequate remedy for, and that the Company or any successor to the business of the Company would be irreparably harmed by, any breach of Section 8 of this Agreement, and that the Company, any successor to the business of the Company or any permitted assignee of the Company shall be entitled to equitable relief in the form of a preliminary or permanent injunction upon any breach of
Section 8 hereof.

     14.  Notices.  For the purpose of this Agreement, notices and all other
          -------
communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

          If to the Executive:

          Mr. James M. Blanchard
          9010-2 Nesbitt Ferry Road
          Alpharetta, GA 30022

          If to the Company:

          Grace Development, Inc.
          1690 Chantilly Drive
          Atlanta, Georgia 30324

          with a copy to:

          Hunton & Williams
          Riverfront Plaza, East Tower
          951 East Byrd Street
          Richmond, Virginia 23219
          Attention:  Gary E. Thompson, Esq.

or to such other address(es) as either party may have furnished to the other party in writing in accordance with this Section.

     15.  Miscellaneous.  No provision of this Agreement may be amended,
          -------------
modified or waived unless such amendment, modification or waiver (i) is agreed to in writing and is signed by the Executive and a representative of the Company, its successor or permitted assignee and (ii) has been approved by the board of directors of the Company, its successor or any permitted assignee of the Company. No waiver by either party to this Agreement at any time of breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

     16.  Validity.  The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     17.  Counterparts.  This document may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     18.  Headings.  The headings of the paragraphs contained in this document
          --------
are for reference purposes only and shall not, in any way, affect the meaning or interpretation of any provision of this Agreement.

     19.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the internal substantive laws, and not the choice of law rules, of the State of Georgia.

     20.  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement or the breach thereof, other than the provisions of Section 9 hereof, shall, on the written request of one party served upon the other, be settled by binding arbitration in Fulton County, Georgia in accordance with the commercial arbitration rules then recognized by the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

     21.  Entire Agreement; Return and Cancellation of Stock Certificate Issued
          ---------------------------------------------------------------------
in Error.  This Agreement constitutes the entire agreement between the parties
--------
hereto and supersedes all prior agreements, understandings and arrangements (oral or written) between the parties hereto, including without limitation the Old Agreement and the letter agreement between the parties dated October 5, 1999. Simultaneously with the execution and delivery of this Agreement by the parties, and as a condition to the effectiveness of this Agreement and the issuance to the Executive of 1,000,000 shares of the Common provided for under
Section 4.2 hereof, Executive shall deliver into the possession of the Company the original stock certificate for 2,000,000 shares of the Company's common stock which was previously issued in error and the Company shall cancel such certificate as if it had never been issued. Simultaneously, the Company will deliver to the Executive a stock certificate for 1,000,000 shares of the Company's common stock in accordance with Section 4.2.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer, and the Executive has executed and delivered this Agreement, all as of the date first written above.

                                       GRACE DEVELOPMENT, INC.


                                       By: /s/ Benjamin F. Holcomb
                                           -------------------------------------
                                           Benjamin F. Holcomb,
                                           Chairman and Chief Executive Officer

                                       /s/ James M. Blanchard
                                       -----------------------------------------
                                       JAMES M. BLANCHARD